UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2004

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LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

_____________________________________

Delaware	0-9047	02-0314487
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
6600 Amelia Earhart Court
Las Vegas, Nevada	89119
(Address of Principal Executive Office)	(Zip Code)

(702) 260-9305

(Registrant's Executive Office Telephone Number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Effective April 26, 2004, the Registrant completed a reverse tri-party merger among Left Right Marketing & Technology, Inc. ("MERGER SUB"), a Nevada corporation and wholly owned subsidiary of the Registrant, and Crazy Grazer, LLC, a Nevada limited liability company ("CRAZYGRAZER"), whereby the Registrant issued 950,000 shares of its Series A Preferred Stock in exchange for 100% of the membership interests of CRAZYGRAZER. The shares of Series A Preferred are convertible into shares of the Registrant's common stock based upon certain milestones achieved by CRAZYGRAZER. The actual milestones and conversion ratios are set forth in the Certificate of Designation attached hereto as Exhibit 4. Pursuant to the terms of the merger, CRAZYGRAZER merged with MERGER SUB wherein MERGER SUB ceased to exist and CRAZYGRAZER became a wholly owned subsidiary of the Registrant. Following closing of the merger, CRAZYGRAZER changed its name to CrazyGrazer.com, Limited Liability Company. A copy of the Certificate of Merger among the Registrant, MERGER SUB and CRAZYGRAZER is filed as Exhibit 2.

        Richard M. (Mick) Hall was the sole member of CRAZYGRAZER, as such Mr. Hall was the sole recipient of the 950,000 shares of Series A Preferred Stock. Mr. Hall is the current CEO, President and majority stockholder of the Registrant. Mr. Hall abstained as to any voting as a director of the Registrant on the Merger.

        As the Registrant was not a constituent corporation to the merger, under current Delaware law, a vote of the Registrant's stockholders to approve the merger was not required.

        The 950,000 preferred shares issued to Mr. Hall were not registered under the Securities Act of 1933, as amended ("Act"), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that the transaction did not involve a public offering. The certificate evidencing the shares issued bears a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

        The Registrant intends to continue the operations of CRAZYGRAZER as its wholly owned subsidiary, as more fully described in its Description of Business and Plan of Operation included in its Form 10-KSB, filed with the Securities and Exchange Commission on April 19, 2004, which Description of Business and Plan of Operation is hereby incorporated into this report.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        The Registrant has appointed Beadle, McBride, Evans & Reeves, LLP, as the Registrant's independent accountants for the year ending December 31, 2004. Following discussions with CFO Advantage, Inc. and meetings with the Registrant's Executive Management and members of the Registrant's Board of Directors, the parties agreed to end their relationship. The change in accountants was recommended by the Registrant's Executive Management and approved by the Registrant's Board of Directors. Beadle, McBride, Evans & Reeves, LLP was engaged by the Registrant on April 23, 2004. During the most recent two fiscal years and during the portion of 2004 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with Beadle, McBride, Evans & Reeves, LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). However, Richard M. "Mick" Hall, CEO and president of the Registrant, did consult with Beadle, McBride, Evans & Reeves, LLP on the personal tax consequences of the CRAZYGRAZER merger.

    The audit reports issued by CFO Advantage, Inc. with respect to the Registrant's financial statements for December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for CFO Advantage, Inc.'s, issuance of going concern opinions on the financial statements for the fiscal year ending December 31, 2003. From October 2003 through April 20, 2004, when the relationship with CFO Advantage, Inc. ended, there were no disagreements between the Registrant and CFO Advantage, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CFO Advantage, Inc., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

        The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by CFO Advantage, Inc., as the independent accountants of Registrant, nor does it result from any doubts in the quality of management or accounting records of the Registrant.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On April 22, 2004, the Registrant amended the Agreement and Plan of Merger dated March 31, 2004 by and among the Registrant, MERGER SUB, and CRAZYGRAZER.

        The amendment was necessary to waive the receipt of the CRAZYGRAZER audited financial statements as a condition to closing. A copy of the Amendment is attached hereto as an Exhibit 2.

Press Releases

        On April 26, 2004, the Registrant issued a press release announcing the closing of the merger. A copy of the press release is attached hereto as Exhibit 99.1.

        On April 26, 2004, the Registrant issued an additional press release disclosing the appearance of Rock Newman, Chairman of the Registrant, on Fox Sports Net "Best Damn Sports Show Period." A copy of the press release is attached hereto as Exhibit 99.2

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        The Registrant intends to file a copy of the audited financial statements for CRAZYGRAZER for the period required by Item 310 of Regulation S-B, as an amendment to this report within sixty (60) days from the filing of this report.

EXHIBITS

2	Amendment #1 to Agreement and Plan of Merger dated April 22, 2004.
3	Certificate of Merger between Left Right Marketing & Technology, Inc. and Crazy Grazer, LLC.
4	Series A Preferred Stock Certificate of Designation.
16	Letter from CFO Advantage, Inc. regarding change is certifying accountant.
99.1	Press Release dated April 26, 2004 - Crazy Grazer Merger Closing.
99.2	Press Release dated April 26, 2004 - Rock Newman Appearance.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    LEFT RIGHT MARKETING TECHNOLOGY, INC.

                                                                                    By:/S/Mark Newburg

                                                                                         Mark Newburg, Chief Operating Officer

Date: May 6, 2004